EXHIBIT 99.1
Pulte Homes, Inc.
Condensed Consolidated Results
Of Operations
(000’s omitted, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006
CONSOLIDATED RESULTS:
Revenues:
Homebuilding	$1,829,908	$2,914,752
Financial Services	39,581	44,857
Other non-operating	1,944	2,967

Total Revenues	$1,871,433	$2,962,576

Pre-tax income (loss):
Homebuilding	$(148,386)	$377,583
Financial Services	13,195	49,344
Other non-operating	(7,357)	(9,383)

Income (loss) before income taxes	(142,548)	417,544
Income taxes (benefit)	(56,876)	154,899

Net income (loss)	$(85,672)	$262,645

EARNINGS PER SHARE - ASSUMING DILUTION:
Net income (loss)	$(.34)	$1.01

Shares used in per share calculations	251,919	260,738

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